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                                 EXHIBIT (10)(b)



                          CHIEFTAIN INTERNATIONAL, INC.




                                SHARE OPTION PLAN





                                 MARCH 15, 1996
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                          CHIEFTAIN INTERNATIONAL, INC.

                                SHARE OPTION PLAN


1.       PURPOSE

         The purpose of the Plan is to encourage present and future directors, key employees and consultants to promote the growth and development of Chieftain International, Inc. (the "Company") by providing such directors, employees and consultants with the opportunity, through share options, to purchase shares in the Company and to recognize the contributions of directors, key employees and consultants to the success of the Company by granting them share options.

2.       ADMINISTRATION

         The Plan shall be administered and interpreted by the Board of Directors (the "Board") of the Company. The Board may delegate to the Compensation Committee (the "Committee") full power and authority to take any action required or permitted to be taken by the Board under the Plan including the full power and authority to administer the Plan, but excluding the power to amend or terminate the Plan. Any decision on Plan interpretation made by the Board shall be final and nothing contained herein shall restrict or limit or be deemed to restrict or limit the rights or powers of the Board.

3.       ELIGIBILITY

         Such directors and employees of and consultants to the Company and its subsidiaries as are designated by the Board upon the advice of the President shall be eligible to receive options under the Plan.

4.       SHARES SUBJECT TO PLAN

         Shares subject to the Plan shall be such number of unissued common shares of the Company as has been reserved for purposes of the Plan by resolution of the Board, subject to such regulatory approval as may apply. Shares in respect of which options have terminated without exercise shall be available for subsequent options.

         The number of shares reserved for grants under the Plan shall be limited to 1,300,000 shares subject to the provisions of Section 10, "Alterations in Shares".
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CHIEFTAIN INTERNATIONAL, INC. SHARE OPTION PLAN
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5.       GRANTING OF OPTIONS

         The Board upon the advice of the President may from time to time grant, to eligible directors, employees and consultants options to purchase shares of the Company in such amounts as the Board may determine, except that at no time will an optionee hold options to purchase more than 5% of the issued and outstanding common shares of the Company.

6.       OPTION PRICE

         The option price shall be fixed by the Board when an option is granted at not less than the market price of the final board lot of the common shares traded on the American Stock Exchange on the trading day preceding the day on which the option is granted during which at least 500 common shares traded.

7.       MATURITY OF OPTIONS

         Each option will mature and be exercisable as to one-third (1/3) of the shares subject thereto immediately following the end of each of the first three years of the term and may be exercised at any time in whole or in part only after maturity and prior to the end of the full term.

8.       OPTION AGREEMENTS

         Each option granted hereunder shall be evidenced by a written option agreement between the Company and the optionee and shall contain such terms and conditions as may be provided by the Board upon the advice of the President. The terms and conditions of option agreements need not be identical. The option agreements shall include provisions as to:

         (a)      the number of shares under option,
         (b)      the option price,
         (c)      any restrictions on exercise of the option, and
         (d)      the expiry date of the option.

9.       EXERCISE OF OPTION

         An option, or any portion thereof, may be exercised by delivering to the Company a written notice of exercise specifying the number of shares with respect to which the option is being exercised and accompanied by payment in full of the purchase price of the shares.

         The Company, in the sole discretion of the Board, may, in lieu of delivering common shares upon exercise of a stock option, pay the optionee the amount of the difference between the fair market value and the option price, fair market value being the weighted average trading price for the common shares on the American Stock Exchange during the five trading days immediately preceding the exercise date.
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CHIEFTAIN INTERNATIONAL, INC. SHARE OPTION PLAN
MARCH 15, 1996                                                                 3
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10.      ALTERATIONS IN SHARES

         Appropriate adjustments in the number of shares subject to option and in the option price per share shall be made by the Board to give effect to adjustments in the number of common shares of the Company resulting from subdivision, consolidation or reclassification of the common shares of the Company, or the reconstruction, reorganization or recapitalization of the Company or other relevant changes in the capital of the Company.

11.      CHANGE OF CONTROL

         Clause 7 hereof notwithstanding, in the event of (i) the making of an offer for such number of common shares of the Company as would, if successful, result, in the opinion of the Board, in a change of control; or (ii) any event which, in the opinion of the Board, warrants same, the option shall be exercisable in full and the optionee may exercise the option for a period of 60 days following the date of such event, or such shorter period of time as the Board shall fix, having regard to the nature of the event.

12.      EXPIRY OF OPTIONS

         An option granted under the Plan shall, unless otherwise prescribed by the Board, expire on the tenth anniversary of the date the option was granted, provided the optionee remains in the service of the Company.

         Notwithstanding the provisions of Clause 7, in the event of termination of service as a result of:

         (a) retirement of an employee under a retirement plan or early retirement policy of the Company after at least five years of service, or

         (b) conclusion of service of a director or consultant after at least five years of service as a director or consultant the option shall be exercisable and the optionee or the legal heirs of the optionee, as the case may be, may exercise the option for a period of 5 years or until the normal expiry date of such option, if earlier.

         Also notwithstanding the provisions of Clause 7, in the event of termination of service as a result of:

         (a)      disability, or
         (b)      death,

         the option shall be exercisable and the optionee or the legal heirs of the optionee, as the case may be, may exercise the option for a period of 18 months unless a longer period, ending no later than the normal expiry date of the option, is fixed by the Board.
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CHIEFTAIN INTERNATIONAL, INC. SHARE OPTION PLAN
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         In the case of termination of service for any other reason and unless the Board determines otherwise, the optionee may continue to exercise his option, to the extent it was exercisable on the date of termination, for 60 days following such termination or until the normal expiry date of such option, if earlier.

13.      CASH PREMIUMS

         The Company will provide to the optionee a cash payment approximately equal to the income tax payable as a result of the optionee having exercised his option, in whole or in part, subject to the following conditions:

         (a) cash premiums will be paid only in respect of the exercise of his option no earlier than four years from the date of grant,

         (b) cash premiums will be paid only with respect to shares retained in the manner prescribed herein, and

         (c) the maximum marginal tax rate used to calculate such cash premiums will be 50%.

         To be eligible to receive a cash premium, the optionee will place in escrow with the Company for a period of two years shares obtained through exercise of his option under the Plan. To remove the shares from escrow prior to the end of the two years, the optionee must reimburse the Company twenty-five percent of the cash premium for each six month period or part thereof that remains in the 24 month escrow period.

         In the event of the death or permanent disability of an optionee or retirement under a Company retirement plan, the Company may, at its sole discretion, waive the requirement for reimbursement of the cash premium.

14.      NON ASSIGNABILITY OF OPTIONS

         The interest of an optionee shall not be transferable or alienable by the optionee either by assignment or in any other manner during the optionee's lifetime but shall enure to the benefit of the legal heirs of the optionee.

15.      RIGHTS AS A SHAREHOLDER

         The optionee shall have no rights whatsoever as a shareholder in respect of his option until and to the extent that the optionee exercises his option to purchase shares in accordance with clause 9.

16.      DIVIDENDS

         Dividends will not be paid on shares which are subject to an option until the option to purchase shares in accordance with clause 9 is exercised and then only in respect of the shares so purchased.
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CHIEFTAIN INTERNATIONAL, INC. SHARE OPTION PLAN
MARCH 15, 1996                                                                 5
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17.      AMENDMENT OR DISCONTINUANCE OF PLAN

         The Board may amend the plan at any time, and from time to time but no such amendment may impair any option previously granted to an optionee without written consent of that optionee.